Exhibit 99.1

Viracta Therapeutics Announces Closing of Merger with Sunesis Pharmaceuticals and $65M Private Placement

Shares of Viracta to commence trading on the Nasdaq Global Select Market on February 25, 2021 under ticker symbol “VIRX”

Cash and cash equivalents of over $120 million as of merger close

Registration trial for the treatment of relapsed/refractory EBV-positive lymphoma expected to begin in 1H2021

PR Newswire, San Diego, February 24, 2021 – Viracta Therapeutics, Inc. (Nasdaq: VIRX), a precision oncology company targeting virus-associated malignancies, today announced the closing of its merger with Sunesis Pharmaceuticals, Inc. (previously trading on Nasdaq under “SNSS”). The combined, publicly traded company will focus on the advancement and expansion of Viracta’s clinical stage pipeline, including Viracta’s lead program for the treatment of Epstein-Barr virus (EBV)-positive lymphoma. Shares of the combined company, which is operating under the name Viracta Therapeutics, Inc., will commence trading on the Nasdaq Global Select Market under the ticker symbol “VIRX” on February 25, 2021.

Immediately prior to the closing of the merger, Viracta also closed the previously announced $65 million private placement of its common stock. The private placement was comprised of a premier investor syndicate of biotechnology-focused and institutional accredited investors led by BVF Partners L.P. with participation from aMoon, Ridgeback Capital Management, Surveyor Capital (a Citadel company), Logos Capital, Samsara Biocapital, Sectoral Asset Management, Janus Henderson Investors, LifeSci Venture Partners and Serrado Capital LLC, as well as other institutional investors.

Effective as of the merger close, Viracta has over $120 million in cash and cash equivalents with an expected runway into 2024.

“The closing of this merger is transformative for Viracta, and I am extremely proud of the accomplishments of our team to get us to this moment. We believe we are strongly positioned to execute on our operating plans as a well-capitalized publicly traded company with a focused corporate strategy,” said Ivor Royston, M.D., President and Chief Executive Officer of Viracta. “This year we are poised to advance our novel all-oral combination therapy into a global registrational trial in EBV-positive lymphoma, and further expand into EBV-positive solid tumors, and we look forward to driving value to patients and shareholders in the years ahead. We greatly appreciate the support of our new and existing shareholders as we work to achieve these goals, which represent critical steps on the path towards addressing the unmet needs of patients suffering from these virus-associated malignancies.”

Viracta’s lead program evaluates the all-oral combination of nanatinostat, its proprietary investigational drug, and valganciclovir in a Phase 2 clinical trial for the treatment of EBV-positive relapsed/refractory (R/R) lymphoma. There are currently no approved therapies for EBV-associated cancers, which are responsible for over 140,000 deaths each year. Viracta’s precision oncology combination therapy targets EBV-positive cancer cells with an inducible synthetic lethality approach. Viracta plans to initiate a registration trial for the treatment of EBV-positive lymphoma in the first half of 2021, and a Phase 1b/2 trial in EBV-positive solid tumors in 2021.

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On February 24, 2021, and in connection with the closing of the merger, Sunesis effected a 1-for-3.5 reverse stock split. All issued and outstanding shares of common stock of Sunesis were subject to the reverse stock split. Upon completion of the merger, taking into consideration the reverse stock split and the exchange ratio, Viracta has approximately 37.0 million shares of common stock outstanding, with pre-merger Viracta shareholders collectively owning approximately 86.05% of the combined company and pre-merger Sunesis shareholders collectively owning approximately 13.95% of the combined company.

SVB Leerink LLC and Evercore Group LLC served as placement agents in Viracta’s private placement. Wilson Sonsini Goodrich & Rosati served as legal counsel to Viracta. MTS Health Partners, L.P. served as the financial advisor to Sunesis, and Cooley LLP served as legal counsel to Sunesis.

Management and Organization

Viracta’s management team will continue leading the combined company following this transaction, including Ivor Royston, M.D., President and Chief Executive Officer and Director. In addition to Dr. Royston, the Board of Directors will include pre-merger Viracta Board members Roger Pomerantz, M.D., F.A.C.P, Chairman of the Board, Gur Roshwalb, M.D., MBA, Michael Huang, MBA and Sam Murphy, Ph.D.

Upon the closing of the merger, former member of the Sunesis Board of Directors Nicole Onetto, M.D. will continue on the combined company’s Board of Directors. Dr. Onetto has extensive experience in oncology drug development and previously served as Deputy Director and Chief Scientific Officer at the Ontario Institute for Cancer Research, Chief Medical Officer at ZymoGenetics and OSI Pharmaceuticals, and in senior management positions at Bristol Meyers Squibb, Nexstar Pharmaceuticals (acquired by Gilead Sciences), and Immunex.

Also concurrent with the closing of the merger, Thomas Darcy has been appointed to the Viracta Board of Directors. Mr. Darcy brings financial expertise and extensive experience in the management of public life science companies to Viracta’s Board. Mr. Darcy was previously a co-founder and director of Tocagen Inc. from 2007-2020 and Executive Vice President (EVP) and Chief Financial Officer (CFO) of Tocagen from 2007-2017. Prior to Tocagen, Mr. Darcy served as EVP and CFO of Science Applications International Corporation, a Fortune 500 science and technology company, as well as in leadership roles as an audit partner of PricewaterhouseCoopers, LLP.

About Viracta Therapeutics, Inc.

Viracta is a precision oncology company targeting virus-associated malignancies. Viracta’s proprietary investigational drug, nanatinostat, is currently being evaluated in combination with the antiviral agent valganciclovir as an oral combination therapy in a Phase 2 clinical trial for EBV-positive lymphoma. Viracta is pursuing application of this inducible synthetic lethality approach in other EBV-associated malignancies, such as nasopharyngeal carcinoma, gastric carcinoma, and other virus-related cancers.

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For additional information please visit www.viracta.com.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: listing and trading of Viracta stock on Nasdaq Global Select Market; Viracta’s clinical development pipeline, including without limitation, the expected design and timing of the registration trial for EBV-associated lymphomas and the Phase 1b/2 trial in EBV-associated solid tumors; the combined company’s expected cash forecast and runway into 2024; Viracta’s ability to execute on its operating plans and drive value to patients and shareholders; and other statements that are not historical facts. Risks and uncertainties related to Viracta that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: the ability of Viracta to timely and successfully achieve the anticipated benefits of the merger and the concurrent financing; Viracta’s ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Viracta’s plans to develop and commercialize its product candidates, including all oral combinations of nanatinostat and valganciclovir; the timing of initiation of Viracta’s planned clinical trials; the timing of the availability of data from Viracta’s clinical trials; previous preclinical and clinical results may not be predictive of future clinical results; the timing of any planned investigational new drug application or new drug application; Viracta’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Viracta’s product candidates; Viracta’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Viracta’s competitors and its industry; the impact of government laws and regulations; Viracta’s ability to protect its intellectual property position; and Viracta’s estimates regarding future expenses, capital requirements and need for additional financing following the proposed transaction.

These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Viracta’s reports and other documents that Viracta has filed, or will file, with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Viracta assumes no obligation and does not intend to update these forward-looking statements, except as required by law or applicable regulation.

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Investor Relations Contact:	Company Contact:

Joyce Allaire	Dan Chevallard
LifeSci Advisors	Chief Financial Officer
jallaire@lifesciadvisors.com	dchevallard@viracta.com
(212) 915-2569	(858) 771-4193

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